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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Current Report on Form 8-K of our report dated January 20, 1998, except as to Note 9, which is as of March 6, 1998, appearing on page 42 of Cypress Semiconductor Corporation's Annual report on Form 10-K for the year ended December 29, 1997.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
February 12, 1999